Central Valley Community Bancorp -- page 1

FOR IMMEDIATE RELEASE
Contact: Debbie Nalchajian-Cohen
559-222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS EARNINGS RESULTS FOR THE QUARTER ENDED MARCH 31, 2014

FRESNO, CALIFORNIA…April 16, 2014… The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $2,616,000, and diluted earnings per common share of $0.24 for the three months ended March 31, 2014, compared to $1,783,000 and $0.18 per diluted common share for the three months ended March 31, 2013. Unless otherwise noted, material changes in year-over- year balance sheet data and operating performance in dollar (rather than percentage) terms for the quarter ended March 31 were the result of the Visalia Community Bank (VCB) acquisition, which closed on July 1, 2013. Net income for the immediately trailing quarter ended December 31, 2013 was $2,211,000 or 0.19 per diluted common share.
Net income increased 46.72%, primarily driven by an increase in net interest income in 2014 compared to 2013. Net interest income during the first quarter of 2014 was positively impacted by the collection of nonaccrual loans totaling $1,618,000 which resulted in a recovery of interest income of $721,000.
Non-performing assets decreased $2,794,000 or 35.93% to $4,982,000 at March 31, 2014, compared to $7,776,000 at December 31, 2013. During the three months ended March 31, 2014, the Company’s shareholders’ equity increased $6,125,000, or 5.10%. The increase in shareholders’ equity was driven by increases in accumulated other comprehensive income (AOCI) and retained earnings.

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During the quarter ended March 31, 2014, the Company’s total assets decreased 0.54%, total liabilities decreased 1.20%, and shareholders’ equity increased 5.10% compared to December 31, 2013. The Company declared and paid $546,000 in cash dividends to holders of common stock during the first quarter of 2014 ($0.05 per share). Annualized return on average equity (ROE) for the quarter ended March 31, 2014 was 8.37%, compared to 6.07% for the quarter ended March 31, 2013. The increase in ROE reflects an increase in net income, notwithstanding an increase in capital from an increase in other comprehensive income and an increase in retained earnings. Annualized return on average assets (ROA) was 0.93% and 0.82% for the quarters ended March 31, 2014 and 2013, respectively. The increase in ROA is due to an increase in net income, notwithstanding an increase in average assets.
During the quarters ended March 31, 2014 and March 31, 2013, the Company did not record a provision for credit losses. During the quarter ended March 31, 2014, the Company recorded $887,000 in net loan charge-offs, compared to $644,000 for the quarter ended March 31, 2013. The net charge-off ratio, which reflects net charge-offs to average loans, was 0.69% for the quarter ended March 31, 2014, compared to 0.66% for the same period in 2013. The loans charged off during the quarter ended March 31, 2014 were previously classified and sufficient funds were held in the allowance for credit losses as of December 31, 2013.
At March 31, 2014, the allowance for credit losses stood at $8,321,000, compared to $9,208,000 at December 31, 2013, a net decrease of $887,000 reflecting the net charge offs, the majority of which related to a nonaccrual commercial and industrial loan charged off in the first quarter which was reserved for as of December 31, 2013. The allowance for credit losses as a percentage of total loans was 1.62% at March 31, 2014, and 1.80% at December 31, 2013. The Company believes the allowance for credit losses is adequate to provide for probable incurred losses inherent within the loan portfolio at March 31, 2014.
Total non-performing assets were $4,982,000, or 0.44% of total assets as of March 31, 2014 compared to $7,776,000 or 0.68% of total assets as of December 31, 2013. Total non-performing assets as of March 31, 2013 were $11,015,000 or 1.24% of total assets.

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Central Valley Community Bancorp -- page 3

The following provides a reconciliation of the change in non-accrual loans for 2014.

(In thousands)	Balances December 31, 2013	Additions to Non-accrual Loans	Net Pay Downs	Transfer to Foreclosed Collateral - OREO	Returns to Accrual Status	Charge Offs	Balances March 31, 2014
Non-accrual loans:
Commercial and industrial	$335	$—	$(259)	$—	$—	$—	$76
Real estate	1,935	—	(970)	—	—	—	965
Equity loans and lines of credit	721	—	(240)	(59)	—	—	422
Restructured loans (non-accruing):
Commercial and industrial	1,192	—	(54)	—	—	(923)	215
Real estate	384	—	(9)	—	—	—	375
Real estate construction and land development	1,450	—	(49)	—	—	—	1,401
Equity loans and lines of credit	1,565	—	(37)	—	—	—	1,528
Consumer	4	—	—	—	(4)	—	—
Total non-accrual	$7,586	$—	$(1,618)	$(59)	$(4)	$(923)	$4,982
The Company’s net interest margin (fully tax equivalent basis) was 4.24% for the quarter ended March 31, 2014, compared to 3.85% and 3.92% for the quarters ended March 31, 2013 and December 31, 2013, respectively. The increase in net interest margin in the period-to-period comparison resulted primarily from an increase in the yield on the Company’s investment portfolio, the loan portfolio, and a decrease in the Company’s cost of funds.
For the quarter ended March 31, 2014, the effective yield on total earning assets increased 35 basis points to 4.37% compared to 4.02% for the quarter ended March 31, 2013, while the cost of total interest-bearing liabilities decreased 6 basis points to 0.20% compared to 0.26% for the quarter ended March 31, 2013. The cost of total deposits decreased 4 basis points to 0.12% for the quarter ended March 31, 2014, compared to 0.16% for the quarter ended March 31, 2013.
For the quarter ended March 31, 2014, the Company’s average investment securities, including interest-earning deposits in other banks and Federal funds sold, increased $113,855,000 or 28.39% compared to the quarter ended March 31, 2013 and increased $1,317,000 or 0.26% compared to the quarter ended December 31, 2013.
The effective yield on average investment securities including interest earning deposits in other banks and Federal funds sold increased to 2.74% for the quarter ended March 31, 2014, compared to 2.45% for the quarter

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Central Valley Community Bancorp -- page 4

ended March 31, 2013 and 2.56% for the quarter ended December 31, 2013. The increase in yield in the Company’s investment securities during the first quarter of 2014 resulted primarily from a decrease in the rate of prepayments on mortgage backed securities compared to the first quarter of 2013. Total average loans, which generally yield higher rates than investment securities, increased $123,706,000, from $390,673,000 for the quarter ended March 31, 2013 and increased $4,675,000 from $509,704,000 for the quarter ended December 31, 2013 to $514,379,000 for the quarter ended March 31, 2014. The effective yield on average loans increased to 6.08% for the quarter ended March 31, 2014, compared to 5.77% and 5.65% for the quarters ended March 31, 2013 and December 31, 2013, respectively.
Net interest income before the provision for credit losses for the quarter ended March 31, 2014 was $10,099,000, compared to $6,845,000 for the quarter ended March 31, 2013 and $9,192,000 for the quarter ended December 31, 2013, an increase of $3,254,000 and $907,000 or 47.54% and 9.87%, respectively. Net interest income increased as a result of these yield changes, the recovery of $721,000 of foregone interest income, asset mix changes, and an increase in average earning assets, partially offset by an increase in interest-bearing liabilities, primarily as a result of the VCB acquisition.
Total average assets for the quarter ended March 31, 2014 were $1,128,628,000 compared to $870,418,000, for the quarter ended March 31, 2013 and $1,123,092,000 for the quarter ended December 31, 2013, an increase of $258,210,000 and $5,536,000 or 29.67% and 0.49%, respectively. Total average loans increased $123,706,000, or 31.66% for the quarter ended March 31, 2014 compared to the quarter ended March 31, 2013 and increased $4,675,000 or 0.92%% compared to the quarter ended December 31, 2013. Total average investments, including deposits in other banks and Federal funds sold, increased to $514,871,000 for the quarter ended March 31, 2014, from $401,016,000 for the quarter ended March 31, 2013, representing an increase of $113,855,000 or 28.39%. Total average deposits increased $249,321,000 or 33.89% to $985,049,000 for the quarter ended March 31, 2014, compared to $735,728,000 for the quarter ended March 31, 2013. Total average deposits increased $9,698,000 or 0.99% for the quarter ended March 31, 2014, compared to $975,351,000 for the quarter ended December 31, 2013. Average interest-bearing deposits increased $126,583,000, or 24.82%, and average non-interest bearing demand deposits increased $122,738,000, or 54.35%, for the quarter ended March 31, 2014, compared to the quarter ended March 31, 2013. The balance sheet increases comparing first

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Central Valley Community Bancorp -- page 5

quarter 2014 to first quarter 2013 were primarily driven by the VCB acquisition. The Company’s ratio of average non-interest bearing deposits to total deposits was 35.38% for the quarter ended March 31, 2014, compared to 30.69% and 35.87% for the quarter ended March 31, 2013 and December 31, 2013, respectively.
Non-interest income for the quarter ended March 31, 2014 decreased $249,000 to $1,977,000, compared to $2,226,000 for the quarter ended March 31, 2013, primarily driven by a decrease of $544,000 in net realized gains on sales and calls of investment securities, and a $107,000 decrease in loan placement fees, offset by a $110,000 increase in service charge income, a $91,000 increase in interchange fees, and a $54,000 increase in Federal Home Loan Bank dividends. Non-interest income for the quarter ended March 31, 2014 increased $12,000 to $1,977,000, compared to $1,965,000 for the quarter ended December 31, 2013.
Non-interest expense for the quarter ended March 31, 2014 increased $1,803,000 and $198,000, or 26.01% and 2.32%, to $8,736,000 compared to $6,933,000 and $8,538,000 for the quarters ended March 31, 2013 and December 31, 2013, respectively. The net increase year over year was a result of increases in salaries and employee benefits of $892,000, increases in occupancy and equipment expenses of $229,000, increases in data processing expenses of $147,000, increases in Internet banking expenses of $57,000, increases in regulatory assessments of $55,000, increases in ATM/Debit card expenses of $41,000, increases in license and maintenance contracts of $31,000, increases in advertising fees of $13,000, and other non-interest expense increases of $307,000. During the quarter ended March 31, 2014, other non-interest expenses included increases of $24,000 in armored courier expenses, $29,000 in legal fees, $19,000 in appraisal fees, $17,000 in postage expenses, $15,000 in personnel expenses, $14,000 in donations, and $14,000 in stationery/supplies expenses, as compared to the same period in 2013.
The Company recorded an income tax expense of $724,000 for the quarter ended March 31, 2014, compared to $355,000 and $408,000 for the quarters ended March 31, 2013 and December 31, 2013, respectively. The effective tax rate for 2014 was 21.68% compared to 16.60% and 15.58% for the quarters ended March 31, 2013 and December 31, 2013, respectively. The increase in the effective tax rate during 2014 was primarily due to the loss of the tax credits related to the California enterprise zone program, offset by a slight increase in interest income on non-taxable investment securities. In 2013, the Company benefited from tax credits and deductions

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Central Valley Community Bancorp -- page 6

related to the California enterprise zone program; however, those benefits were reduced beginning January 1, 2014 due to legislative changes affecting the program.
“We are delighted to report another great quarter in all key financial and asset quality metrics.  In addition we are very pleased to welcome James M. Ford as a new key member of our executive management team and as the new President of Central Valley Community Bank,” stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.
“Although the Company saw an increase in first quarter earnings in 2014 over 2013, we continue to feel the impact of low loan demand, the low interest rate environment for interest earning assets driven by the Federal Reserve’s influence on the control of interest rates, and the strong competitive environment for loans throughout our footprint.  Our asset quality ratios continue to improve with the reduction in non-performing loans, and the overall increase in total loans from the recent acquisition of Visalia Community Bank on July 1, 2013.  California’s San Joaquin Valley is improving economically, albeit slower than most economic recovery periods in the past, as evidenced by overall loan growth, increases in home prices and reduction in the unemployment rate in most communities from the high points of the recession.  Organic growth in average gross loans in the “legacy” bank increased greater than 6% over the same period of 2013 and deposits grew greater than 11% for the same period.  The current concern for the Central Valley’s food and agriculture-related industry is the reduced supply of and demand for affordable water.  This is the third year with below-average snow and rainfall which is negatively affecting agribusiness as a whole, including those employed directly or indirectly in the service businesses supporting this critical industry in our region,” continued Doyle.
“Due to the financial strength of our Company, we were able to continue paying a quarterly cash dividend to our shareholders.  Our company continues to exceed the regulatory designation of being a well-capitalized institution, which allows us to continue to provide a safe and sound banking environment for our customers and the communities we serve.  We believe the Company is well-positioned  to continue growth and financial success in 2014 with the addition of our newest region, Tulare County and with the leadership of our new president who hit the ground running in February, guiding our outstanding team of bankers who live and work in the communities they serve and who are dedicated to delivering customized financial solutions for our valued business and personal customers,” concluded Doyle.

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Central Valley Community Bancorp -- page 7

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank now operates 21 full service offices in Clovis, Exeter, Fresno, Kerman, Lodi, Madera, Merced, Modesto, Oakhurst, Prather, Sacramento, Stockton, Tracy, and Visalia, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC.
Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, F. T. “Tommy” Elliott, IV, Steven D. McDonald, Louis McMurray, William S. Smittcamp, Joseph B. Weirick, and Wanda L. Rogers (Director Emeritus).
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.
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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Central Valley Community Bancorp -- page 8

CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share amounts)	2014	2013
	(Unaudited)
ASSETS
Cash and due from banks	$28,690	$25,878
Interest-earning deposits in other banks	66,581	85,956
Federal funds sold	260	218
Total cash and cash equivalents	95,531	112,052
Available-for-sale investment securities (Amortized cost of $419,372 at March 31, 2014 and $447,108 at December 31, 2013)	422,073	443,224
Held-to-maturity investment securities (Fair value of $32,047 at March 31, 2014)	31,589	—
Loans, less allowance for credit losses of $8,321 at March 31, 2014 and $9,208 at December 31, 2013	506,100	503,149
Bank premises and equipment, net	10,561	10,541
Other real estate owned	—	190
Bank owned life insurance	20,489	19,443
Federal Home Loan Bank stock	4,499	4,499
Goodwill	29,917	29,917
Core deposit intangibles	1,596	1,680
Accrued interest receivable and other assets	17,147	20,940
Total assets	$1,139,502	$1,145,635

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$354,377	$356,392
Interest bearing	636,619	647,751
Total deposits	990,996	1,004,143

Junior subordinated deferrable interest debentures	5,155	5,155
Accrued interest payable and other liabilities	17,183	16,294
Total liabilities	1,013,334	1,025,592
Shareholders’ equity:
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 10,925,085 at March 31, 2014 and 10,914,680 at December 31, 2013	54,016	53,981
Retained earnings	70,418	68,348
Accumulated other comprehensive income (loss), net of tax	1,734	(2,286)
Total shareholders’ equity	126,168	120,043
Total liabilities and shareholders’ equity	$1,139,502	$1,145,635

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CENTRAL VALLEY COMMUNITY BANCORP
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended March 31,
(In thousands, except share and per share amounts)	2014	2013
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,618	$5,411
Interest on deposits in other banks	53	30
Interest and dividends on investment securities:
Taxable	1,347	401
Exempt from Federal income taxes	1,402	1,338
Total interest income	10,420	7,180
INTEREST EXPENSE:
Interest on deposits	297	293
Interest on junior subordinated deferrable interest debentures	24	25
Other	—	17
Total interest expense	321	335
Net interest income before provision for credit losses	10,099	6,845
PROVISION FOR CREDIT LOSSES	—	—
Net interest income after provision for credit losses	10,099	6,845
NON-INTEREST INCOME:
Service charges	808	698
Appreciation in cash surrender value of bank owned life insurance	146	96
Interchange fees	287	196
Loan placement fees	58	165
Net realized gains on sales and calls of investment securities	269	813
Federal Home Loan Bank dividends	76	22
Other income	333	236
Total non-interest income	1,977	2,226
NON-INTEREST EXPENSES:
Salaries and employee benefits	4,911	4,019
Occupancy and equipment	1,130	901
Data processing expense	450	303
ATM/Debit card expenses	150	109
License & maintenance contracts	130	99
Regulatory assessments	198	143
Advertising	155	142
Audit and accounting fees	132	135
Internet banking expenses	129	72
Amortization of core deposit intangibles	84	50
Other expense	1,267	960
Total non-interest expenses	8,736	6,933
Income before provision for income taxes	3,340	2,138
PROVISION FOR INCOME TAXES	724	355
Net income	$2,616	$1,783

Net income	$2,616	$1,783
Preferred stock dividends and accretion	—	87
Net income available to common shareholders	$2,616	$1,696
Net income per common share:
Basic earnings per common share	$0.24	$0.18
Weighted average common shares used in basic computation	10,915,945	9,558,985
Diluted earnings per common share	$0.24	$0.18
Weighted average common shares used in diluted computation	10,998,630	9,604,841
Cash dividends per common share	$0.05	$0.05

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CENTRAL VALLEY COMMUNITY BANCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
For the three months ended	2014	2013	2013	2013	2013
(In thousands, except share and per share amounts)
Net interest income	$10,099	$9,192	$10,536	$6,878	$6,845
Provision for credit losses	—	—	—	—	—
Net interest income after provision for credit losses	10,099	9,192	10,536	6,878	6,845
Total non-interest income	1,977	1,965	1,813	1,828	2,226
Total non-interest expense	8,736	8,538	8,991	7,224	6,933
Provision for income taxes	724	408	389	195	355
Net income	$2,616	$2,211	$2,969	$1,287	$1,783
Net income available to common shareholders	$2,616	$2,123	$2,882	$1,199	$1,696
Basic earnings per common share	$0.24	$0.19	$0.26	$0.13	$0.18
Weighted average common shares used in basic computation	10,915,945	10,914,296	10,899,086	9,587,376	9,558,985
Diluted earnings per common share	$0.24	$0.19	$0.26	$0.12	$0.18
Weighted average common shares used in diluted computation	10,998,630	10,980,390	10,958,811	9,644,938	9,604,841

CENTRAL VALLEY COMMUNITY BANCORP
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2014	2013	2013	2013	2013
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.62%	1.80%	1.89%	2.37%	2.43%
Nonperforming assets to total assets	0.44%	0.68%	0.75%	1.18%	1.24%
Total nonperforming assets	$4,982	$7,776	$8,146	$10,267	$11,015
Total nonaccrual loans	$4,982	$7,586	$8,022	$10,267	$11,015
Net loan charge-offs (recoveries)	$887	$524	$(131)	$(112)	$644
Net charge-offs (recoveries) to average loans (annualized)	0.69%	0.41%	(0.10)%	(0.11)%	0.66%
Book value per share	$11.55	$11.00	$10.98	$10.83	$11.53
Tangible book value per share	$8.66	$8.10	$8.09	$8.34	$9.01
Tangible common equity	$94,655	$88,446	$88,333	$80,482	$86,105
Interest and dividends on investment securities exempt from Federal income taxes	$1,402	$1,449	$1,593	$1,398	$1,338
Net interest margin (calculated on a fully tax equivalent basis) (1)	4.24%	3.92%	4.66%	3.84%	3.85%
Return on average assets (2)	0.93%	0.79%	1.11%	0.59%	0.82%
Return on average equity (2)	8.37%	7.04%	9.87%	4.45%	6.07%
Loan to deposit ratio	51.91%	51.02%	54.59%	54.84%	53.07%
Tier 1 leverage - Bancorp	8.63%	8.14%	8.86%	10.41%	10.83%
Tier 1 leverage - Bank	8.59%	8.09%	8.78%	10.24%	10.64%
Tier 1 risk-based capital - Bancorp	14.67%	13.88%	14.41%	17.35%	18.65%
Tier 1 risk-based capital - Bank	14.60%	13.79%	14.23%	17.06%	18.32%
Total risk-based capital - Bancorp	15.92%	15.13%	15.67%	18.61%	19.93%
Total risk based capital - Bank	15.85%	15.04%	15.48%	18.32%	19.61%
(1) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2) Computed by annualizing quarterly net income.

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Central Valley Community Bancorp -- page 11

CENTRAL VALLEY COMMUNITY BANCORP
AVERAGE BALANCES AND RATES
(Unaudited)

AVERAGE AMOUNTS	For the Quarter Ended March 31,
(Dollars in thousands)	2014	2013
Federal funds sold	$239	$327
Interest-bearing deposits in other banks	68,761	31,249
Investments	445,871	369,440
Loans (1)	507,736	380,075
Federal Home Loan Bank stock	4,499	3,850
Earning assets	1,027,106	784,941
Allowance for credit losses	(9,234)	(10,006)
Non-accrual loans	6,643	10,598
Other real estate owned	32	—
Other non-earning assets	104,081	84,885
Total assets	$1,128,628	$870,418

Interest bearing deposits	$636,497	$509,914
Other borrowings	5,155	7,071
Total interest-bearing liabilities	641,652	516,985
Non-interest bearing demand deposits	348,552	225,814
Non-interest bearing liabilities	13,460	10,162
Total liabilities	1,003,664	752,961
Total equity	124,964	117,457
Total liabilities and equity	$1,128,628	$870,418

AVERAGE RATES
Federal funds sold	0.25%	0.30%
Interest-earning deposits in other banks	0.31%	0.39%
Investments	3.11%	2.63%
Loans	6.08%	5.77%
Earning assets	4.37%	4.02%
Interest-bearing deposits	0.19%	0.23%
Other borrowings	1.89%	2.41%
Total interest-bearing liabilities	0.20%	0.26%
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.24%	3.85%

(1)	Average loans do not include non-accrual loans.

(2)	The Federal tax benefits relating to income earned on municipal bonds totaled $722 and $689 for the three months ended March 31, 2014 and 2013, respectively.